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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT


        This Agreement, dated as of the 8th day of January, 1998, is between SystemSoft Corporation, a Delaware Corporation having its principal place of business at One Innovation Drive, Natick, Massachusetts 01760 (the "Corporation"), and Deborah Besemer, (the "Employee").

        The Corporation desires to employ the Employee, and the Employee desires to be so employed, upon the terms and conditions of this Agreement. Therefore, the Corporation and the Employee agree as follows:

         1. Term: Duties. The Corporation hereby employs the Employee and the Employee thereby accepts employment with the Corporation, upon the terms and subject to the conditions set forth in this Agreement. During the term of such employment, the Employee shall (a) devote substantially all of her business time and energy to performing her duties pursuant to this Agreement, (b) perform all duties as the board of directors or any officer of the Corporation shall from time to time direct, (c) perform such duties in a faithful manner and to the best of her ability and (d) use her best efforts to promote the interests of the Corporation. The corporation recognizes that the employee may be invited to serve on boards of companies and/or industry associations and supports this activity insofar as it does not represent a conflict of interest to the Corporation.

        2. Salary; Fringe Benefits. The Corporation shall pay to the Employee a base salary of $250,000 per year ("Base Salary", which may be increased from time to time in writing), payable in at least equal monthly payments during the term of her employment by the Corporation, the specific payment terms of which shall be determined by the Corporation. The Corporation may deduct from the Employee's Base Salary all amounts which are required or permitted to be so deducted under applicable law (including, but not limited to, Social Security contributions and income tax withholdings). The Employee shall be entitled to a Guaranteed Bonus of $100,000 annually during the term of her employment. Such Guaranteed Bonus shall be paid over the year at the same frequency as your Base Salary.

        The Employee shall be entitled to vacations and any other fringe benefits during the term of her employment per corporate policy. The Employee may only take vacations at times mutually agreed upon by the Corporation and the Employee. Normal vacation planning and scheduling will not be unreasonably withheld.

         The Employee may be entitled to receive bonuses based on fifty percent (50%) of her Base Salary and Guaranteed Bonus if 100% of goal attainment is achieved. The Employee may be entitled to increases in her Base Salary. The determination of the amount of such increases
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in Base Salary, if any, and the time and method of payment of such increases shall be at the sole discretion of the board of directors of the Corporation.

         The Employee may exercise any stock options granted to the employee at any time regardless of whether the options have vested. Until such options have vested in accordance with the terms of the stock option grant, SystemSoft shall have the right to purchase the shares of stock issued pursuant to the exercise of the grant at the price paid by the Employee.

        3. Reimbursement for Expenses. The Corporation shall reimburse the Employee for expenses which the Employee may from time to time reasonably incur on behalf of or at the request of the Corporation in the performance of her duties pursuant to this Agreement, provided that the Employee shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation.

        4. Termination / Change of Control / Reduction in Job Function.

           (a) Voluntary Termination. The Employee may terminate this Agreement at any time upon notice to the Corporation.

           (b) Involuntary Termination. The Corporation shall have the authority to terminate this Agreement immediately (i) for Cause (as defined below) or (ii) without Cause.

        "Cause" shall mean the Employee's: (i) material failure or refusal to perform and discharge her duties and responsibilities of her employment, or willful action that is materially inconsistent with the terms of her employment;
(ii) material breach of her fiduciary duties as an officer or member of the board of directors of the Corporation or any subsidiary or affiliate; (iii) commission of an act that would constitute a felony; (iv) commission of any other act involving the personal dishonesty or moral turpitude of the Employee; or (v) material breach of any provision of this Agreement.

           (c) Severance Payments. In the event of an involuntary termination of the Employee's employment without Cause pursuant to subsection (b)(ii) above, the Employee shall receive, for a period of twelve (12) months immediately following her involuntary termination, (a) payments at the rate of 100% of her Base Salary, 100% of her Guaranteed Bonus plus incentive bonus payments, (as though 100% of goals were attained) and all such payments to be made in the same manner as Base Salary Guaranteed Bonus and bonus payments during her employment. The severance payments pursuant to Section 4(c) shall continue during such one year period even if the Employee accepts employment with another employer. However, notwithstanding anything to the contrary contained in Section 4(c), all such severance payments shall immediately cease if the Employee violates any of the restrictive covenants set forth in her Agreement, including, but not limited to, the provisions of Sections 5, 6, 7, 8 or 9.

           (d) During the period of severance payments, the Company will continue to pay the employee's health insurance under the standard policies maintained by the company.
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           (e) During the period of severance payments, the stock options granted to you shall continue to vest over that period and any repricing of options by the Company will be applicable to you.

           (f) Change in Control. In the event of a change in control of the Corporation, all options granted to the Employee pursuant to the Corporation's Employee Stock Option Plan shall immediately vest. "Change of Control" of the Corporation is deemed to have occurred if more than 20% of the voting shares outstanding are held by any one individual or corporation.

           (g) Reduction in Job Function. In the event that the Employee's job function is significantly reduced or her salary plus bonus is reduced, it will be deemed that she has been involuntarily terminated without cause. She will be entitled to severance payments and health insurance as outlined in paragraphs 4
(c) and (d), and all options granted to the Employee under the Corporation's Employee Stock Option Plan shall immediately vest.

        5. Confidentiality. The Employee shall take all reasonable precautions to safeguard the confidential nature of all Confidential Information (as thereinafter defined) and shall take any other precautions with respect thereto which the Corporation, in its sole discretion, may request. Without limiting the generality of the foregoing, the Employee shall not at any time, directly or indirectly, for her own account or on behalf of any individual, corporation, partnership, governmental body or other entity (a "Person"), whether before or after the termination of her employment with the Corporation, (a) sell, license, transfer, disclose or otherwise make available any Confidential Information to any other Person, (b) publish, market, license or otherwise use any Confidential Information other than for the precise purpose for which its use has been authorized by the Corporation or (c) reproduce or otherwise copy any Confidential Information other than as required in performing her duties as an employee of the Corporation; provided, however, that the Employee may do any of the foregoing with respect to any Confidential Information (a) that is or becomes publicly known through no action of the Employee or any other Person having a duty of confidentiality with respect to such Confidential Information or (b) pursuant to an order of any governmental authority, so long as prompt notice is given to the Corporation.

           For purposes of this Agreement, Confidential Information shall mean any information relating to the business, assets, products or services of the Corporation that is not generally available to the public, including, without limitation, technology, inventions, research, technical know-how and data, discoveries, production information, methods and processes, financial information and cost data, trade secrets, business strategies, marketing and sales techniques and information including information as to customers, customer lists and suppliers, and all documents, drawings, plans, proposals, records, blueprints, computer hardware designs, specifications, schematics, models, computer software programs, program source codes or algorithms, computer diskettes or other magnetic media, memoranda, manuals, articles, advertisements or any other tangible item (each a "Tangible Item") containing or relating to such information. "Confidential Information" shall also include all "Work Product" of the Employee, as defined in Section 9 of this Agreement.
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        6. Personal Property. All Confidential Information disclosed by the
Corporation to the Employee, learned by the Employee at any time, or created by the Employee, shall at all times remain the personal property of the Corporation, and each Tangible Item supplied to the Employee which constitutes Confidential Information shall, together with all copies thereof, be returned to the Corporation immediately upon the earlier of a demand by the Corporation or termination of the Employee's employment pursuant to Section 4 of this Agreement.

        7. No Competition. During the term of the Employee's employment by the Corporation, and for a period of one (1) year following the termination of such employment, the Employee shall not, directly or indirectly, for her own account or on behalf of any other Person, anywhere in the world, engage in substantially the same present or reasonably anticipated future business as the company (except that the Employee may own non-voting shares, and not more than 10% of the voting shares, of any publicly-traded corporation engaged in such business activity). The Employee expressly acknowledges that because of the nature of the Corporation's business and the locations of the Corporation's customers, placing a more limited geographic scope on the Employee's obligations under Section 7 would render those obligations effectively meaningless, and that the worldwide scope of those obligations is therefore reasonable.

        A violation by the Employee of the non-competition covenant set forth in her Section shall entitle the Corporation to terminate any remaining severance payments pursuant to Section 4(c) of this Agreement and seek any other remedy pursuant to her Agreement or applicable law.

        8. No Solicitation.

           (a) During the term of the Employee's employment by the Corporation, and for a period of one (1) year following the termination of such employment, the Employee shall not, directly or indirectly, for her own account or on behalf of any other Person, (a) employ or solicit the employment of any Person who is, or during the 120 days immediately preceding the termination of such employment was, an employee of the Corporation or any affiliate of the Corporation, (b) influence or seek to influence any employee of the Corporation to leave the Corporation's employment or (c) contact (except pursuant to the Employee's duties on behalf of the Corporation during her employment) any employee of the Corporation with respect to any business matter of the Corporation. The Corporation will not hold the Employee accountable for inadvertant hires; those that may be done by someone in another part of her new employer's company with no involvement or knowledge on her part.

           (b) During the term of the Employee's employment by the Corporation, and for a period of one (1) year following the termination of such employment, the Employee shall not, directly or indirectly, for her own account or on behalf of any other Person, (a) sell or attempt to sell any products or services competitive with the Corporation's products or services to any customer to whom the Corporation sold products or services at any time during the last one (1) year of the Employee's employment with the Corporation or (b) suggest, advise or attempt to persuade any such customer to limit or discontinue its business with the Corporation. The foregoing restrictions shall apply to (a) all such customers of the Corporation located in any defined territory or territories to which the Employee was assigned at any time during the
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last one (1) year of her employment with the Corporation and (b) any of the
Corporation's customers with which or with whom the Employee dealt or whose account or business she managed, supervised, or conducted, alone or with any other Person, on behalf of the Corporation at any time during the last one (1) year of her employment.

        9. Work Product. Each discovery, idea, invention, formula, process, program and other work product (including, but not limited to, any such discovery, idea, invention, formula, process, program and work product that is protectable as a copyright, patent or trademark) developed by the Employee, either alone or in conjunction with any other Person, during the term of her employment by the Corporation (a) which results from, relates to or is suggested by the actual or demonstrably anticipated business or research and development of the Corporation, regardless of where performed or conceived, or (b) for which the Corporation's equipment, supplies, facilities or other information or materials are or were used, and each Tangible Item relating to such discovery, idea, invention, formula, process, program or other work product (collectively "Work Product") shall be (a) promptly disclosed by the Employee to the Corporation and (b) the exclusive property of the Corporation. To the extent applicable law provides that any Work Product belongs to the Employee rather than the Corporation notwithstanding the preceding sentence, the Employee grants to the Corporation a non-exclusive and perpetual license to use such Work Product for no consideration other than that which is given in connection with this Agreement. The Employee shall execute each document, instrument and other writing, and shall take each other action, requested by the Corporation (including, but not limited to, preparing or assisting in the preparation of any patent, copyright or trademark application) in order to assist the Corporation in securing or protecting its interest in any such Work Product.

        10. Equitable Remedies. The Employee (a) acknowledges that her failure to comply with any provision of Sections 5, 6, 7, 8 or 9 of will cause the Corporation irreparable harm and that a remedy at law for such a failure would be an inadequate remedy for the Corporation and (b) consents to the Corporation's obtaining from a court having jurisdiction specific performance, an injunction, a restraining order or any other equitable relief appropriate to enforce such compliance. The Corporation's right to obtain such equitable relief shall be in addition to, and not in lieu of, any other remedy to which the Corporation is entitled under applicable law (including, but not limited to, monetary damages).

        11. Failure, Delay or Waiver. No failure of the Corporation to require, and no delay by the Corporation in requiring, the Employee to comply with any provision of her Agreement shall constitute a waiver of the right to require such compliance. No failure of the Corporation to exercise, and no delay by the Corporation in exercising, any right or remedy under her Agreement shall constitute a waiver of such right or remedy. No waiver by the Corporation of any right or remedy under her Agreement shall be effective unless made in writing. Any waiver by the Corporation of any right or remedy under her Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

        12. Severability. The Employee understands and acknowledges that her Agreement is not intended to prevent her, after the termination of her employment with the Corporation, from engaging in any business or accepting any other employment, so long as, in connection
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therewith, the Employee does not breach any of her obligations under her
Agreement, and that the covenants and the territorial, time and other limitations contained in her Agreement are necessary for the growth and stability of the Corporation and for the protection of its legitimate business interests and are reasonable in scope and content. In the event that any such covenant or territorial, time or other limitation is found to be unreasonable by a court of competent jurisdiction, the Employee agrees (a) that such court may modify the unreasonable covenant or limitation so as to make it reasonable and, as so modified, such covenant or limitation shall be binding upon her, and (b) that all of the other provisions of this Agreement shall remain binding upon her. Subject to the foregoing sentence, in the event that any provision of her Agreement shall be deemed to be invalid or unenforceable under applicable law by a court of competent jurisdiction, such invalidity or unenforceability shall only apply to such provision and shall not affect any other provision of this Agreement.

        13. Notices. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given if hand delivered or if mailed by certified mail, postage prepaid, addressed to the appropriate party, at the address for such party set forth therein. Any party may from time to time designate by written notice given pursuant to her Article 13 any other address or party to which any such notice or communication or copies thereof shall be sent.

        14. Miscellaneous. This Agreement (a) may not be amended orally or by any course of conduct pursued by the Corporation or the Employee, but may be amended only by a written agreement duly executed by the Corporation and the Employee, (b) is binding upon the Employee and each of her successors and assignees and inures to the benefit of the Corporation and each of its successors and assignees, except that the Employee may not assign any of her rights or obligations pursuant to their Agreement without first obtaining the written consent of the Corporation, (c) constitutes the entire agreement between the Corporation and the employee with respect to the subject matter of their Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter and (d) shall be governed by, and interpreted and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of law.



                (Remainder of the Page Left Intentionally Blank)
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        As conclusive evidence of her acceptance of the terms and conditions of her Agreement, the Corporation and the Employee have executed this Agreement on the day and year indicated above.

SYSTEMSOFT CORPORATION



By: /s/ Robert F. Angelo
    ----------------------------
Robert F. Angelo
CEO and Chairman of the Board



EMPLOYEE:



/s/ Deborah Besemer
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Signature


/s/ Deborah Besemer
    ----------------------------
Name (please print)



--------------------------------
Address